UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2017
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b02 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period forcomplying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 14, 2017, the Board of Directors of Caterpillar Inc. (the “Company”) declared a quarterly cash dividend of seventy-eight cents ($0.78) per share of Company common stock, payable August 19, 2017 to shareholders of record at the close of business on July 20, 2017. The per share dividend of $0.78 is an increase of one cent from the previous quarterly dividend of $0.77 per share. On the same date, the Company issued a press release announcing the dividend increase. A copy of the release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished in accordance with the provisions of General Instruction B.2 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: The following is furnished as an exhibit to this report:
	99.1	Caterpillar Inc. press release dated June 14, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

June 14, 2017	By:	/s/ Suzette M. Long
Suzette M. Long
Interim Executive Vice President, Law and Public Policy

EXHIBIT INDEX
Exhibit No.	Description

99.1	Caterpillar Inc. press release dated June 14, 2017